UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/28/2006

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	510388133
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

505 University Avenue, Suite 1400, Toronto, Ontario, Canada	M5G 1X3
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.02. Unregistered Sales of Equity Securities.

We issued options to purchase 300,000 shares of common stock to Martin Moskovits, our consultant, on November 28, 2006. The options are exercisable for $2.06 per share, which was the closing price of our common stock on the day prior to such issuance. The options expire on June 29, 2011. The options were issued under our option plan, the API Nanotronics Corp. Equity Incentive Plan, in a private placement transaction that did not involve a public offering and was exempt from registration under Section 4(2) of the Securities Act of 1933. No underwriter was involved and there were no underwriting discounts or commissions paid in connection with this option issuance. The below chart sets forth the vesting schedule for such options:

Number of Options Vested	Vesting Dates
60,000	June 29, 2007

60,000	On the date the Corporation (or any of its successors or affiliates) has a facility that can be used for research and development purposes or for the production of nano-related products (the “MEMS Facility”) or such earlier date that the Board of Directors of the Corporation, in its discretion, decides this vesting condition has been either (i) waived or (ii) cannot be satisfied as a result of decisions made by the Board of Directors of the Corporation due to no fault of the Option Holder.

60,000	June 29, 2008

60,000	June 29, 2010

60,000	Upon the receipt of the Corporation (or any of its successor corporations or affiliates) of US$5,000,000 of commitments in total grants or funding from bona-fide third parties related to the research and/or development of nanotechnology or related products.

If Mr. Moskovit’s service as a full-time employee or full-time consultant, or if agreed to, as a part-time consultant to the Corporation or any of its affiliates is terminated for any reason, then the options, to the extent not vested, will be cancelled without consideration.

We issued options to purchase 500,000 shares of common stock to a number of our employees on December 27, 2006. The options are exercisable for $2.00 per share, which was the closing price of our common stock on the day prior to such issuance. The options vest over a five year period at the rate of one-fifth per year commencing on the date of issuance. The options expire ten years after the date of issuance or earlier upon the occurrence of certain events. The options were issued under our option plan, the API Nanotronics Corp. Equity Incentive Plan, in private placement transactiona that did not involve a public offering and were exempt from registration under Section 4(2) of the Securities Act of 1933. No underwriter was involved and there were no underwriting discounts or commissions paid in connection with this option issuance.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2007	API NANOTRONICS CORP.

	By:	/s/ Phillip DeZwirek
Phillip DeZwirek Chief Executive Officer

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